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                                                                    EXHIBIT 10.8



                             AMENDED AND RESTATED
                             CONSULTING AGREEMENT
                             --------------------

This Agreement is made effective between the parties as of the 1st day of February, 1998, by and between

SAMSONITE EUROPE NV, a corporation organized and existing under the laws of Belgium, having its registered office at Westerring 17, 9700 Qudenaarde, Belgium, hereby represented by Messrs. Thomas R. Sandler and Karlheinz Tretter, (hereinafter referred to as "Company")

and

Mr. Luc VAN NEVEL, residing at 9700 Qudenaarde, Berchenweg 129, (hereinafter referred to as "Consultant").

                                  Background
                                  ----------

Effective January 1, 1990, Consultant entered into a Consulting Agreement with the Company, such Consulting Agreement having been amended on January 1, 1992 (as so amended, the "Original Agreement").

The parties now wish to amend and restate the Original Agreement as set forth below.

                           Amendment and Restatement
                           -------------------------

Accordingly, it is agreed that the Original Agreement is amended and restated in its entirety as follows:

          1. The Company hereby retains Consultant to render regular consulting services to the Company and such of its affiliated companies as the Company may designate from time to time.

          It is understood that it is an essential feature of this Agreement that the Consultant shall, during the term of this Agreement, be entrusted with the overall day to day management of the Company, accountable only to the Company's Board of Directors in a lawful, diligent and proper manner.
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          2.  The Consultant hereby accepts such retention and agrees that he will serve the Company and its affiliates in their business to the best of his ability and perform services and duties as shall be reasonably assigned to, and requested of, him by the Company.

          3. It is understood between the parties that the Consultant shall carry on his activities for the Company on a strictly independent and self-employed basis. Any guidelines which the Company may give with respect to the exercise of the functions of the Consultant can therefore not be construed as instructions or the exercise of authority or supervision on the part of the Company.

          The Consultant shall be solely responsible for his good legal standing, social security status and tax status under the laws of the applicable jurisdiction. The Consultant shall participant in the Group Insurance-Pension Plan of Samsonite Europe N.V. as described in the Plan dated April 2, 1996.

          4. During the term of this Agreement, Consultant shall be paid a minimum annual consultancy fee equal to BF 9,000,000 (nine million Belgian francs). Monthly advances may be agreed upon. Payment of such compensation may be effected by the Company and/or by the various affiliated companies to which services shall be rendered.

          5. (a) Consultant will not disclose or furnish to any person, firm or corporation any confidential or secret information obtained by him during the period of his service hereunder relating to the Company or its business, customers, financial statements, conditions or operations.

              (b) Consultant will at the time of the termination of this service, deliver to the Company any documents, personal annotations and other property, belonging to or relating to the business of the Company or its affiliates which may be in his possession, or directly or indirectly under his control.

          6. This Agreement shall commence on the date first above written and shall remain in force until termination by either party, subject to the following notice periods:

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          (a) if the Agreement is terminated by the Consultant : six months or less or zero (at the sole discretion of the Company).

          (b) if the Agreement is terminated by the Company : a notice period calculated in accordance with the following formula:

          P'[(0.89xS)% (0.08xA)% (0.0013 x R x i1)] - 2.0
                                           ------
                                             i2

          whereby

          P  = notice period in number of months.

          R = total minimum consultancy fee in Belgian francs corresponding to the amount stated in point 4, and paid to the Consultant during the year immediately preceding the giving of notice, divided by 1,000.

          i2 = Belgian consumer price index effective during the month during which notice is given.

          i1 = formula factor fixed at 125.30 (basis 100=1988).

          S = the number of years which have elapsed since August 1975 and the date on which notice is given. S is expressed in years and fractions of years, whereby the fractions are converted as follows:

               1 month    = 0.08
               2 months   = 0.16
               3 months   = 0.25
               4 months   = 0.33
               5 months   = 0.42
               6 months   = 0.50
               7 months   = 0.58
               8 months   = 0.67
               9 months   = 0.75
               10 months  = 0.83
               11 months  = 0.91
               12 months  = 1

          A = the age of the Consultant at the time notice is given. A is expressed in years and fractions of years, calculated in the same way as for S.

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          In the event a party giving notice fails to observe or insufficiently observes the above notice periods, it shall pay the other party upon termination of this Agreement liquidated damages equal to the amount of the aggregate of Consultancy fees to which the Consultant would have been entitled to, had such notice period been fully observed.

               (c) Notwithstanding the provisions of Section 6(a) hereof, the Agreement shall be deemed to have been terminated by the Company if the Executive Management Agreement dated as of February 1, 1998 (the "Executive Management Agreement"), by and between Samsonite Corporation and the Consultant shall be terminated by Samsonite Corporation without Cause (as defined in the Executive Management Agreement) or by the Consultant for Good Reason (as defined in the Executive Management Agreement) or by the Consultant for Good Reason (as defined in the Executive Management Agreement). Notwithstanding the provisions of Section 6(b) hereof, no notice need be given by the Company if the Agreement is terminated by the Company for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Agreement upon (A) the engaging by the Consultant in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Consultant or the conviction of the Consultant of a felony or the entrance of a plea of guilty by the Consultant to a felony, (C) the termination of the Executive Management Agreement other than by Samsonite Corporation without Cause (as defined in the Executive Management Agreement) or by the Consultant for Good Reason (as defined in the Executive Management Agreement) or (D) the failure or refusal by the Consultant perform his duties and respon sibilities hereunder or any other breach by the Consultant of this Agreement in any material respect if such breach has not been cured by the Consultant within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Consultant. For purposes of this paragraph, no act, or failure to act, on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Agreement shall not be deemed to have been terminated for Cause, unless the Company shall have given the Consultant (i) notice (the "Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Consultant, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgement of the Board, the Consultant was guilty of conduct set forth in clauses (A), (B) or (D) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Consultant shall have thirty (30) days in which to appear before

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          the Board with counsel, or take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Consultant to be heard.

          7. This Agreement shall be binding upon and inure to the benefit of any successor to the Company.

          8. This Agreement (a) contains the complete and entire understanding and agreement of the parties hereto respecting the subject matter hereof, (b) supersedes and cancels any and all understandings, or agreements, oral or written, respecting the subject matter hereof, including the Original Agreement, and (c) may not be modified except by an instrument in writing executed both by the Company and Consultant.

          9. This Agreement shall be governed by and construed in accordance with the laws of Belgium.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Luc VAN NEVEL                                    SAMSONITE N.V.


                                                 By: /s/ Thomas R. Sandler
-------------                                       ----------------------
                                                    Thomas R. Sandler

                                                    /s/ Karlheinz Tretter
                                                    ----------------------
                                                    Karlheinz Tretter

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